                                                                     Exhibit (b)

                         CDC Nvest Cash Management Trust
                            Section 906 Certification

     In connection with the report on Form N-CSR for the period ended December 31, 2004 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:                                     By:
President & Chief Executive Officer     Treasurer
CDC Nvest Cash Management Trust         CDC Nvest Cash Management Trust


/s/ John T. Hailer                      /s/ Michael C. Kardok
-------------------------------------   ----------------------------------------
John T. Hailer                          Michael C. Kardok

Date: February 18, 2005                 Date: February 18, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the CDC Nvest Cash Management Trust, and will be retained by the CDC Nvest Cash Management Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.